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Exhibit 23.1

Report of Independent Auditors on Schedule

To the Board of Directors and
Stockholders of VIASYS Healthcare Inc.

        We have audited the consolidated financial statements of VIASYS Healthcare Inc. as of January 3, 2004 and December 28, 2002, and for each of the three years in the period ended January 3, 2004, and have issued our report thereon dated February 13, 2004 (included elsewhere in this Annual Report on Form 10-K). Our audits also included the financial statement schedule listed in Item 15(a) 2 of this Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

        In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 13, 2004

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Report of Independent Auditors on Schedule